Exhibit 10.3

FCSTONE GROUP, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

I.	PURPOSE OF THE PLAN

For fiscal year 2008, the Compensation Committee (“Committee”) of FCStone Group, Inc. (the “Company”) adopted an Executive Long Term Incentive Plan (“LTIP”) to reward key employees for contributions made to the profitability and overall improvement of the Company’s business operations. Awards under the LTIP for fiscal year 2008 were to be based on after-tax return on equity (“ROE”) targets. Based upon the Company’s performance, the Chief Executive Officer and Chief Financial Officer earned awards under the LTIP for fiscal year 2008 of $1,967,083.18 and $501,072.40, respectively. Awards under the LTIP are payable in the form of restricted shares of common stock and stock options. The number of shares subject to such awards is determined based upon the value of such stock and options at the date of grant. Due to the significant decrease in the market value of the Company’s common stock, the number of shares which would be subject to awards under the LTIP for fiscal year 2008 would exceed the number of shares currently available under the Company’s 2006 Equity Incentive Plan. To address this issue, the Committee has adopted this Nonqualified Deferred Compensation Plan (the “Plan”) to provide the participants in the LTIP with a cash-based alternative payout. Subject to the approval by the LTIP participants, the LTIP for fiscal year 2008 is terminated, and replaced by this Plan. The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company.

II.	PARTICIPATION AND PRINCIPAL AMOUNT OF BONUS PAYMENTS

The following individuals (each, an “Executive”) shall participate in the Plan and shall be eligible to receive the following Principal Amounts, subject to the conditions herein.

EXECUTIVE	PRINCIPAL AMOUNT
Pete Anderson	$1,967,083.18
Bill Dunaway	$501,072.40

III.	FORM OF BONUS PAYMENTS

The Principal Amount, plus earnings on the Principal Amount, shall be paid to the respective Executive in four installments as specified in the Payment Schedule below, subject to the following conditions.

In order to receive his installment on any Payment Date set forth in the Payment Schedule, the Executive must either (1) be employed by the Company on the Payment Date or

(2) have received a vested right to the Payment Amounts under the Plan, which shall be determined in accordance with the Executive’s vesting provisions applicable to the LTIP pursuant to the terms of the Executive’s employment agreement with the Company.

PAYMENT SCHEDULE

PAYMENT DATE	PAYMENT AMOUNT
November 5, 2009	25% of the Principal Amount as adjusted for notional earnings in the manner described in paragraph IV.

November 5, 2010	33 1/3% of the remaining Principal Amount as adjusted for notional earnings in the manner described in paragraph IV.

November 5, 2011	50% of the remaining Principal Amount as adjusted for notional earnings in the manner described in paragraph IV.

November 5, 2012	100% of the remaining Principal Amount as adjusted for notional earnings in the manner described in paragraph IV.

IV.	INVESTMENT RETURN

A.	Adjustments to Principal Amount. An Executive’s Principal Amount shall be adjusted as of each Payment Date to reflect the Investment Return applicable to the Executive’s Principal Amount for such Year as determined by the Committee.

B.	Determination of Investment Return. The amount of the applicable Investment Return shall be an amount equal calculated at the end of each calendar month as the hypothetical interest income that would have been earned on the then current Principal Amount if such Principal Amount had been invested during such month at the Benchmark Rate. The Benchmark Rate shall be the last reported rate of return for the relevant calendar month on Federated Prime Obligations (the “Investment”), or, if the Investment is no longer available or offered, an alternative money market investment having substantially similar risk and terms, to be determined by the Chairman of the Committee.

V.	AMENDMENT AND TERMINATION

This Plan may be amended or terminated at any time by the Company.

VI.	ALLOCATION OF EXPENSES

All payments made under this Plan to any Executive shall be paid directly by the Company.

VII.	MISCELLANEOUS

A.	Tax Withholding. The Company (or an affiliate thereof) shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

B.	Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of Missouri, except to the extent preempted by the laws of the United States of America.

C.	Right of Employment. Nothing contained in this Plan shall be construed to be a contract of employment for any term of years, nor as conferring upon any employee the right to continue in the employment of the Company or any affiliate thereof.

ACKNOWLEDGEMENT AND ACCEPTANCE

The undersigned participants of the Nonqualified Deferred Compensation Plan (the “Plan”) of FCStone Group, Inc. (the “Company”), hereby agree to the termination of the 2008 Executive Long Term Incentive Plan and the replacement of the awards earned thereunder with awards set forth in the Plan, subject to the terms and conditions thereof. This Acknowledgement and Acceptance shall constitute a waiver and amendment of the terms of the employment agreements of each of the undersigned solely with respect to the obligation of the Company to provide benefits under the LTIP with respect to fiscal year 2008, and shall not modify, amend or otherwise effect the obligations of the Company or the undersigned with respect to other periods.

IN WITNESS WHEREOF, the undersigned acknowledge and agree to the foregoing as of the 19th day of March, 2009.

/s/ Paul G. Anderson
Paul G. Anderson

/s/ William J. Dunaway
William J. Dunaway